TO BE EFFECTIVE APRIL 9, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                       STRONG LARGE CAP GROWTH FUND, INC.

         The undersigned Vice President and Assistant Secretary of Strong Large Cap Growth Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Common Stock as the Investor series of the Strong Large Cap Growth Fund and to remove the name and address of the initial registered agent and office, as indicated below.

         "Paragraph A of Article IV is amended by deleting Paragraph A and inserting the following as a new paragraph:

         `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:


     CLASS                                  SERIES                     AUTHORIZED NUMBER OF SHARES

Strong Large Cap Growth Fund                Investor                   Indefinite'

         Article VIII of the Articles is deleted in its entirety."

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on April 5, 2001 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 6th day of April, 2001.

                                         STRONG LARGE CAP GROWTH FUND, INC.


                                         By:  /s/ Cathleen A. Ebacher
                                             -----------------------------------
                                         Cathleen A. Ebacher, Vice President and
                                         Assistant Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051